Filed Pursuant to Rule 424(b)(5)
Registration No. 333-195387

PROSPECTUS SUPPLEMENT
(to the prospectus dated May 12, 2014)

ONCOSEC MEDICAL INCORPORATED

22,535,212 Shares of Common Stock

Warrants to Purchase 9,239,438 Shares of Common Stock

9,239,438 Shares of Common Stock Underlying Warrants

We are offering  up to 22,535,212 shares of our common stock and warrants to purchase up to 7,887,325 shares of our common stock (and the shares of common stock issuable from time to time upon exercise of these warrants) pursuant to a securities purchase agreement, dated June 3, 2014. Each share of common stock we sell in this offering will be accompanied by a warrant to purchase up to 0.35 shares of common stock at an exercise price of $0.90 per full share. Each share of common stock and accompanying warrant will be sold at a negotiated price of $0.71. The shares of common stock and warrants will be issued separately but can only be purchased together in this offering. We are also registering warrants to purchase up to 1,352,113 shares of our common stock (and the shares of common stock issuable from time to time upon exercise of these warrants) issuable to the placement agent and the financial advisors in the  offering under the registration statement of which this prospectus supplement forms a part.

Our common stock is quoted for trading on the OTC Markets Group Inc.’s OTCQB tier (“OTCQB”) under the symbol “ONCS”. We do not intend to apply for any listing of the warrants on any securities exchange and we do not expect that the warrants will be quoted on the OTCQB marketplace. On June 3, 2014, the closing price of our common stock on the OTCQB marketplace was $0.79 per share.

	Per Share (1)	Total
Offering Price	$0.71	$16,000,000
Placement Agent’s Fees (2)	$0.04	$960,000
Offering Proceeds, Before Expenses, to us	$0.67	$15,040,000

(1)                     Per share price represents the offering price for a share of common stock and a warrant to purchase 0.35 of a share of common stock.

(2)                     In addition, we have agreed to issue to the placement agent warrants to purchase up to an aggregate of 6% of the aggregate number of shares of common stock sold in this offering and to pay to the placement agent a non-accountable expense allowance equal to 1% of the aggregate gross proceeds raised in the offering and to reimburse certain legal expenses of the placement agent as described in the “Plan of Distribution” section herein.

H.C. Wainwright & Co., LLC has agreed to act as our placement agent in this offering. The placement agent is not purchasing any of the securities offered by us, and is not required to sell any specific number or dollar amount of securities, but will use its best efforts to sell the securities offered.  We have agreed to pay the placement agent a placement fee equal to 6% of the aggregate gross proceeds to us from the sale of the common stock in the offering and to issue to the placement agent warrants to purchase up to an aggregate of 6% of the aggregate number of shares of common stock sold in the offering, provided that we may choose to pay up to 45% of the amount of the cash fee and issue up to 45% of the placement agent warrants directly to one or more other broker-dealers acting as financial advisors in the offering. We have engaged Maxim Group LLC (“Maxim”) and Noble Financial Capital Markets (“Noble”) as financial advisors with respect to the offering, and have agreed to pay 22.5% of the placement agent fee and issue 22.5% of the placement agent warrants to each of Maxim and Noble in consideration for their financial advisory services. We estimate total expenses of this offering, excluding the placement agent fees, will be approximately $65,000. Because there is no minimum offering amount required as a condition to closing in this offering, the actual public offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above.  See “Plan of Distribution” beginning on page S-20 of this prospectus for more information on this offering and the placement agent arrangements.

Delivery of the shares of common stock and warrants is expected to be made on or about June 6, 2014, subject to customary closing conditions.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-6 of this prospectus supplement. This prospectus supplement should be read in conjunction with and may not be delivered or utilized without the prospectus dated May 12, 2014.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is June 5, 2014.

Prospectus Supplement

Prospectus

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of their respective dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”), utilizing a “shelf” registration process. Each time we sell securities under the accompanying base prospectus we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the price, the amount of securities being offered and the plan of distribution. The shelf registration statement was initially filed with the SEC on April 18, 2014, and was declared effective by the SEC on May 12, 2014. This prospectus supplement describes the specific details regarding this offering and may add, update or change information contained in the accompanying prospectus. The accompanying base prospectus provides general information about us, some of which, such as the section entitled “Plan of Distribution,” may not apply to this offering.

If information in this prospectus supplement is inconsistent with the accompanying base prospectus or the information incorporated by reference, you should rely on this prospectus supplement. This prospectus supplement, together with the base prospectus and the documents incorporated by reference into this prospectus supplement and the base prospectus, includes all material information relating to this offering. We have not authorized anyone to provide you with different or additional information. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this prospectus supplement, the base prospectus, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “our Company,” “we,” “us,” “our” and “OncoSec” refer to OncoSec Medical Incorporated, a Nevada corporation.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying base prospectus carefully, including the section entitled “Risk Factors” beginning on page S-6 and our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus supplement and the accompanying prospectus before making an investment decision.

Our Company

We are an emerging drug-medical device and therapeutic company focused on designing, developing and commercializing innovative and proprietary medical approaches for the treatment of solid tumors where currently approved therapies are inadequate based on their efficacy or side-effects. Our Company was incorporated under the laws of Nevada on February 8, 2008 under the name “Netventory Solutions Inc.” Initially, we provided online inventory services to small and medium sized companies. On March 1, 2011, we changed our name to “OncoSec Medical Incorporated.” In March 2011, we acquired from Inovio Pharmaceuticals, Inc. (“Inovio”) certain assets related to the use of drug-medical device combination products for the treatment of various cancers. With this acquisition, we have abandoned our efforts in the online inventory services industry and are focusing our efforts in the biomedical industry.

As a biopharmaceutical company focused on discovering and developing novel immunotherapeutic products to improve cancer treatment options for patients and physicians, our portfolio includes biologic immunotherapy product candidates intended to treat a wide range of oncology indications.  Our technology includes intellectual property relating to certain delivery technologies, which we refer to as ImmunoPulse (“ImmunoPulse”), a therapeutic approach that is based on the use of an electroporation delivery device in combination with a DNA-based cytokine to treat solid tumors. In addition, our portfolio also includes an asset that utilizes electroporation delivery with an approved chemotherapeutic drug, which we refer to as NeoPulse (“NeoPulse”).  These two different approaches represent unique therapeutic modalities. Our ImmunoPulse approach is based on the use of electroporation to enhance the local delivery of DNA plasmids encoding for different targets which, upon uptake into cells, direct the production of immunostimulatory cytokines to generate a local, regional and systemic immune response for the treatment of various cutaneous cancers. Our NeoPulse approach utilizes our electroporation technologies for the local delivery of the chemotherapeutic drug bleomycin to treat solid tumors. Our electroporation devices which are referred to as the OncoSec Medical System (“OMS”) consists of an electrical pulse generator console and various disposable applicators specific to the individual tumor size, type and location and is designed to increase the permeability of cancer cell membranes and, as a result, increases the intracellular delivery of selected therapeutic agents. Using either ImmunoPulse, a DNA-based immunotherapy or NeoPulse, therapies to treat solid tumors, our mission is to enable people with cancer to live longer with a better quality of life than otherwise possible or available with existing therapies.

Immunotherapy, a process which uses the patient’s own immune system to treat cancer, may have advantages over surgery, radiation, and chemotherapy. Many cancers appear to have developed the ability to “hide” from the immune system. A treatment that can augment the immune response against tumor cells by making the cancer more “visible” to the immune system would likely represent a significant improvement in cancer therapy. Immune-enhancing proteins such as interleukin-2, or IL-2, and interferon-alpha, or IFN- a, have shown encouraging results. However, these agents often require frequent doses that may result in severe side effects.

Our lead product candidate, OMS-I100 an immunotherapy for metastatic melanoma, is being studied in a Phase 2 open label clinical trial.  This 30 patient trial was recently expanded with a protocol addendum which will allow for the assessment of the safety and efficacy of an increased dose frequency of a six-week treatment cycle with ImmunoPulse in up to 21 additional melanoma patients.  Our ImmunoPulse melanoma program is designed with an objective to harness multiple components of the immune system to combat cancer, either as a monotherapy or in combination with current treatment regimens without incremental toxicity.  A Phase 2b study is planned for OMS I100 in combination with anti-PD-1/PDL-1 therapy to evaluate the effectiveness of OMS-I100 to potentially improve the outcome of patients that may not respond to the expected new front line immunotherapy for advanced metastatic melanoma.  Initiation of the study is dependent on several factors including accessing the PD1/PDL-1 antibody and United States Food and Drug Administration, or FDA, approval. We have expanded our development effort for melanoma based on encouraging Phase 2 data to date that suggests improvement in both overall response and disease-free and overall survival. Our additional ImmunoPulse product candidates in clinical development include our OMS-I110 Merkel Cell Carcinoma and OMS-I120 Cutaneous T-Cell Lymphoma studies. To date, our ImmunoPulse product candidates have been dosed in more than 65 cancer patients, as a monotherapy, and have demonstrated a favorable safety profile.

Our ImmunoPulse product candidates are based on our proprietary DNA based immunotherapy technology, which is designed to stimulate the human immune system. Our ImmunoPulse product candidates use synthetic cytokines from previously established cell lines rather than cells derived from the patient. We believe our approach enables a simpler, more consistent and scalable manufacturing process than therapies based on patient specific tissues or cells. Our product candidates are designed with an objective to harness multiple components of the immune system to combat cancer, either as a monotherapy or in combination with current treatment regimens without incremental toxicity.  Our rationale for combination based immunotherapy is connected to the question of why certain patients may respond to immunotherapy while others may not respond.   The responder versus non-responder phenotype of a solid tumor may be linked to solid tumors requiring certain characteristics of a highly tumorigenic environment that may correlate with efficacy of therapies.  Specifically, in order for immunotherapy to be effective it is important for the presence of immune stimulatory cytokines and chemokines, the presence of co-stimulatory molecules, the presence of tumor antigens with normal MHC presentation, a low engagement of inhibitory molecules, and normal cell adhesion and trafficking. All of these factors converge to create an environment that is high in TIL infiltration, and TIL infiltration can be a biomarker correlated with the efficacy of immunotherapies. The opposite environment is characteristic of poor immunogenicity and potentially lack of response to an immunotherapy. Lack of immune stimulatory cytokines and chemokines, lack of costimulatory molecules, lack of tumor antigens or inadequate MHC presentation, a high engagement of inhibitory molecules, and aberrant cell adhesion or trafficking can lead to a low TIL infiltration which is associated with poor response to therapies.  We believe ImmunoPulse, specifically, DNA based IL-12 delivered intratumorally may have the characteristics to have the ability to have a programmatic change in the microtumor environment and systemically to allow for potentially higher effectiveness of other immunotherapies.

We are also conducting research and development on other targets with an aim to produce new drugs capable of breaking the immune system’s tolerance to cancer through the basis that several of the components of a highly immunogenic environment are lost in cancer. At OncoSec, we have the opportunity to bring these back via plasmid expression with electroporation. We can introduce, for example, pro-inflammatory cytokines and chemokines, immune stimulatory receptors, co-stimulatory molecules, adhesion molecules, tumor suppressor genes and T-cell engagement molecules. Expression of these molecules can bring back the immune stimulatory components, block inhibitory molecules, and normalize cell adhesion and trafficking, all of which can increase TIL infiltration and lead to a more highly immunogenic environment.

We are also conducting small-molecule based research and development with an aim to produce new drugs capable of breaking the immune system’s tolerance to cancer through inhibition of the indoleamine-(2,3)-dioxygenase, or IDO, pathway. We are currently studying our lead IDO pathway inhibitor product candidate, d-1-methyltryptophan or indoximod, in collaboration with the National Cancer Institute, or NCI. We believe that our immunotherapeutic technologies will enable us to discover, develop and commercialize multiple product candidates that can be used either alone or in combination to enhance or potentially replace current therapies.

Two drugs for metastatic melanoma were approved in 2011, both on the basis of increased survival. Yervoy ®, a monoclonal antibody marketed by Bristol-Myers Squibb Co., increases the effectiveness of T-cells that can seek out and destroy melanoma cells. Zelboraf ®, a B-Raf inhibitor marketed by Genentech, a member of the Roche Group, interrupts a key process in melanoma growth in patients with a particular melanoma mutation. Both drugs are associated with significant side effects, and neither is considered a cure for melanoma.

In May 2013, two new drugs for metastatic melanoma were approved. Tafinlar® and Mekinist™ are single-agent oral treatments for the treatment of unresectable metastatic melanoma marketed by GlaxoSmithKline. Like Zelboraf®, both of these new agents interrupt a key process in melanoma growth by inhibiting the MAP Kinase signaling pathway. Also, like Zelboraf, these agents can cause significant side effects and long-term use may lead to drug resistance by tumor cells.

Our goal is to improve the lives of people suffering from the life-altering effects of cancer through the development of our novel treatment approaches.  In pursuit of our goal, we have initiated three Phase II clinical trials for the use of our therapies to treat metastatic melanoma, Merkel cell carcinoma and cutaneous T-cell lymphoma. We also continue to investigate collaboration opportunities that will enable us to identify combinations with current standards of care, using immune-modulating checkpoint inhibitors (i.e. anti-CTLA-4 or anti-PD-1) that may improve the efficacy of standard of care. We may seek regulatory approvals to initiate specific studies in target markets to collect clinical, reimbursement, and pharmacoeconomic data in order to advance a commercialization strategy. Our clinical development strategy includes completing the necessary additional clinical trials in accordance with FDA guidelines for cutaneous cancers including select rare cancers that have limited, adverse or no therapeutic alternatives. Our strategy also includes expanding the applications of our technologies through strategic collaborations or evaluation of other opportunities such as in-licensing and strategic acquisitions. We may collaborate with major pharmaceutical and biotechnology companies and government agencies, providing us access to complementary technologies or greater resources. These business activities are intended to provide us with mutually beneficial opportunities to expand or advance our product pipeline and serve significant unmet medical needs. We may license our intellectual property to other companies to leverage our technologies for applications that may not be appropriate for our independent product development.

Corporate Information

We were incorporated under the laws of the State of Nevada on February 8, 2008 under the name Netventory Solutions Inc. to pursue the business of inventory management solutions. Effective March 1, 2011, we completed a merger with our subsidiary, OncoSec Medical Incorporated, a Nevada corporation which was incorporated solely to effect a change in our name. As a result, we have changed our name from “Netventory Solutions Inc.” to “OncoSec Medical Incorporated”. Our principal executive offices are located at 9810 Summers Ridge Road, Suite 110, San Diego, California 92121. The telephone number at our principal executive office is (855) 662-6732. Our website address is www.oncosec.com. Information contained on our website is not deemed part of this prospectus supplement.

Risk Factors

Our business is subject to substantial risk. Please carefully consider the “Risk Factors” beginning on page S-6 of this prospectus supplement and other information included and incorporated by reference in this prospectus supplement for a discussion of the factors you should consider carefully before deciding to purchase the securities offered by this prospectus supplement. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. You should be able to bear a complete loss of your investment.

The Offering

The following is a brief summary of some of the terms of the offering and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus. For a more complete description of the terms of our common stock, see the “Description of Securities We Are Offering” section in this prospectus supplement.

Securities offered by us in this offering

22,535,212 shares of our common stock, par value $0.0001 per share.

Warrants to purchase up to 7,887,325 shares of common stock, with an exercise price equal to $0.90 per share.

7,887,325 shares of common stock issuable upon exercise of the warrants.

Offering price	$0.71 per share of common stock and accompanying warrant to purchase 0.35 shares of our common stock.

Common stock outstanding immediately before this offering	221,853,215 shares.

Common stock to be outstanding immediately after this offering	244,388,427 shares (assuming the sale of all shares covered by this prospectus and assuming no exercise of any of the warrants offered hereby).

Use of proceeds	We expect to use the proceeds received from the offering to fund our clinical trials and for other working capital and general corporate purposes. See “Use of Proceeds” on page S-22.

Risk factors

See “Risk Factors” and other information included in this prospectus supplement or incorporated herein by reference for a discussion of factors you should carefully consider before deciding to invest in our common stock.

OTCQB symbol	ONCS. There is no established trading market for the warrants and we do not expect a market to develop.

The number of shares of our common stock outstanding immediately before and immediately after this offering excludes:

•                  7,887,325 shares of common stock issuable upon exercise of the warrants being offered in this offering;

•                  1,352,113 shares of common stock issuable upon exercise of warrants issuable to the placement agent and the financial advisors in connection with this offering;

•                  13,142,500 shares of common stock issuable upon exercise of options outstanding as of June 3, 2014, of which approximately 7,200,000 shares are exercisable as of June 3, 2014;

•                  897,625 shares of common stock reserved for issuance and available for future grant under our 2011 Stock Incentive Plan, as amended (the “2011 Plan”), as of June 3, 2014;  and

•                  28,886,272 shares of common stock issuable upon exercise of warrants outstanding as of June 3, 2014, which have exercise prices ranging from $0.26 to $1.20 per share.

Placement agent warrants

We are also registering warrants to purchase up to 1,352,113 shares of our common stock (and the shares of common stock issuable from time to time upon exercise of these warrants) issuable to the placement agent and the financial advisors in the  offering under the registration statement of which this prospectus supplement forms a part. The placement agent warrants shall have substantially the same terms as the warrants offered in this offering, except that the expiration date shall be five years from the effective date of the registration statement of which this prospectus forms a part.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before purchasing our common stock, you should carefully consider the following risk factors as well as all other information contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference, including our consolidated financial statements and the related notes. Each of these risk factors, either alone or taken together, could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock. There may be additional risks that we do not presently know of or that we currently believe are immaterial which could also impair our business and financial position. If any of the events described below were to occur, our financial condition, our ability to access capital resources, our results of operations and/or our future growth prospects could be materially and adversely affected and the market price of our common stock could decline. As a result, you could lose some or all of any investment you may have made or may make in our common stock.

Risks Related to this Offering and Our Common Stock

You will experience immediate dilution in the book value per share of the common stock you purchase.

Because the price per share of our common stock being offered is substantially higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on an assumed offering price to the public of $0.71 per share, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $0.56 per share in the net tangible book value of the common stock. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

Our management will have broad discretion over the use of the net proceeds from this offering.

We currently anticipate using the net proceeds from this offering for working capital and general corporate purposes, including funding our clinical trials. We have not reserved or allocated specific amounts for these purposes and we cannot specify with certainty how we will use the net proceeds. Accordingly, our management will have considerable discretion in the application of the net proceeds and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or market value. Until the net proceeds are used, they may be placed in investments that do not produce income or that lose value.

The warrants are a new issue of securities with no established trading market.

The warrants are a new issue of securities with no established trading market. The warrants will not be listed on any securities exchange and we do not expect them to be quoted on any quotation system. A trading market for the warrants is not expected to develop, and even if a market develops it may not provide meaningful liquidity. The absence of a trading market or liquidity for the warrants may adversely affect their value.

If we issue additional shares in the future, our existing stockholders will be diluted.

Our articles of incorporation authorize the issuance of up to 3,200,000,000 shares of common stock with a par value of $0.0001 per share. In addition to capital raising activities, other possible business and financial uses for our authorized common stock include, without limitation, future stock splits, acquiring other companies, businesses or products in exchange for shares of common stock, issuing shares of our common stock to partners in connection with strategic alliances, attracting and retaining employees by the issuance of additional securities under our various equity compensation plans, or other transactions and corporate purposes that our Board of Directors deems are in the Company’s best interest. Additionally, shares of common stock could be used for anti-takeover purposes or to delay or prevent changes in control or management of the Company. We cannot provide assurances that any issuances of common stock will be consummated on favorable terms or at all, that they will enhance stockholder value, or that they will not adversely affect our business or the trading price of our common stock. The issuance of any such shares will reduce the book value per share and may contribute to a reduction in the market price of the outstanding shares of our common stock. If we issue any such additional shares, such issuance will reduce the proportionate ownership and voting power of all current stockholders. Further, such issuance may result in a change of control of our corporation.

Sales of common stock by our stockholders, or the perception that such sales may occur, could depress our stock price.

The market price of our common stock could decline as a result of sales by, or the perceived possibility of sales by, our existing stockholders. Since March 2011, we have completed a number of offerings of our common stock and warrants and as of June 3, 2014, have issued an aggregate of 221,853,215 shares of our common stock, including common stock underlying warrants. Future sales of common stock by significant stockholders, including by those who acquired their shares in our prior offerings or who are affiliates, or the perception that such sales may occur, could depress the price of our common stock.

If outstanding options and warrants to purchase shares of our common stock are exercised, the interests of our stockholders could be diluted.

We have issued a total of 23,367,417 shares of our common stock as a result of warrant exercises during the six month period ended January 31, 2014, and we have issued an additional 31,129,574 shares of our common stock as a result of warrant and stock option exercises that occurred between February 1, 2014 and June 3, 2014. Following such exercises, we have a total of 221,853,215 shares of common stock issued and outstanding as of June 3, 2014. In addition, we currently have 14,700,000 shares reserved for issuance under the 2011 Plan and pursuant to non-plan awards for vested and unvested stock options, and we have an additional 28,886,272 shares reserved for issuance following the exercise of outstanding warrants as of such date. The exercise of options and warrants, and the sale of shares underlying such options or warrants, could have an adverse effect on the market for our common stock, including the price that an investor could obtain for their shares. Investors may experience dilution in the net tangible book value of their investment upon the exercise of outstanding options and warrants granted under our stock option plans, and options and warrants that may be granted or issued in the future. In future periods, we may elect to reduce the exercise price of outstanding warrants as a means of providing additional financing to us.

Trading of our stock is restricted by the SEC’s “penny stock” regulations and certain FINRA rules, which may limit a stockholder’s ability to buy and sell our common stock.

Our securities are covered by certain “penny stock” rules, which impose additional sales practice requirements on broker-dealers who sell low-priced securities to persons other than established customers and accredited investors. For transactions covered by these rules, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale, among other things. In addition, the penny stock rules require a broker-dealer, before effecting a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing before effecting the transaction, and must be given to the customer in writing before or with the customer’s confirmation. These rules may affect the ability of broker-dealers and holders to sell our common stock and may negatively impact the level of trading activity for our common stock. To the extent our common stock remains subject to the penny stock regulations, such regulations may discourage investor interest in and adversely affect the market liquidity of our common stock.

The Financial Industry Regulatory Authority (known as “FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit stockholder’s ability to buy and sell our stock and have an adverse effect on the market for our shares.

Our common stock is illiquid and subject to volatility and the price of our common stock may be negatively impacted by factors which are unrelated to our operations.

Our common stock is quoted for trading on the OTCQB. Trading of securities quoted on OTCQB is frequently highly volatile, with low trading volume. Since our common stock became available for trading on the OTCQB, we have experienced significant fluctuations in the stock price and trading volume of our common stock. There is no assurance that a sufficient market will develop in our stock, in which case it could be difficult for stockholders to sell their stock. The market price of our common stock could continue to fluctuate substantially.

Factors affecting the trading price of our common stock may include:

•                  adverse research and development or clinical trial results;

•                  conducting open-ended clinical trials which could lead to results (success or setbacks) being obtained by the public prior to a formal announcement by us;

•                  our inability to obtain additional capital;

•                  announcement that the FDA denied our request to approve our products for commercialization in the United States, or similar denial by other regulatory bodies which make independent decisions outside the United States;

•                  potential negative market reaction to the terms or volume of any issuance of shares of our stock to new investors or service providers;

•                  sales of substantial amounts of our common stock, or the perception that substantial amounts of our common stock will be sold, by our stockholders in the public market;

•                  declining working capital to fund operations, or other signs of apparent financial uncertainty;

•                  significant advances made by competitors that adversely affect our potential market position; and

•                  the loss of key personnel and the inability to attract and retain additional highly-skilled personnel.

We have never paid dividends on our capital stock, and we do not anticipate paying any cash dividends in the foreseeable future.

The continued operation and expansion of our business will require substantial funding. Investors seeking cash dividends in the foreseeable future should not purchase our common stock. We have paid no cash dividends on any of our capital stock to date and we currently intend to retain our available cash to fund the development and growth of our business. Any determination to pay dividends in the future will be at the discretion of our Board of Directors and will depend upon results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our Board of Directors deems relevant. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Any return to stockholders will therefore be limited to the appreciation of their stock, which may never occur.

Risks Related to our Business

We will need to raise additional capital in future periods to continue operating our business, and such additional funds may not be available on acceptable terms or at all.

We do not generate, and may never generate, any cash from operations and must raise additional funds in order to continue operating our business. We estimate our aggregate cash requirements for our current fiscal year ending July 31, 2014 to be approximately $10.9 million, which is inclusive of our approximate $4.8 million in cash outflows for the six month period ended January 31, 2014.  As of January 31, 2014, we had cash and cash equivalents of approximately $18.5 million.

We have a history of raising funds through offerings of our common stock, and we may in the future raise additional funds through public or private equity offerings, debt financings or corporate collaborations and licensing arrangements.  We expect to continue to fund our operations primarily through equity and debt financings in the future. If additional capital is not available, we may not be able to continue to operate our business pursuant to our business plan or we may have to discontinue our operations entirely. We will require additional financing to fund our planned operations, including developing and commercializing our intellectual property, seeking to license or acquire new assets, researching and developing any potential patents, related compounds and other intellectual property, funding potential acquisitions, and supporting clinical trials and seeking regulatory approval relating to our assets and any assets we may acquire in the future. Additional financing may not be available to us when needed or, if available, may not be available on commercially reasonable terms. If we issue equity or convertible debt securities to raise additional funds, our existing stockholders may experience substantial dilution, and the new equity or debt securities may have rights, preferences and privileges senior to those of our existing stockholders. If we incur additional debt, it may increase our leverage relative to our earnings or to our equity capitalization, requiring us to pay additional interest expenses. Obtaining commercial loans, assuming those loans would be available, would increase our liabilities and future cash commitments.

We may not be able to obtain additional financing if the volatile conditions in the capital and financial markets, and more particularly the market for early development stage biomedical company stocks, persist.  Weak economic and capital markets conditions could result in increased difficulties in raising capital for our operations. We may not be able to raise money through the sale of our equity securities or through borrowing funds on terms we find acceptable. If we cannot raise the funds that we need, we will be unable to continue our operations, and our stockholders could lose their entire investment in our company.

We have never generated revenue from our operations.

We have not generated any revenue from operations since our inception. During the six month period ended January 31, 2014, we incurred a net loss of approximately $4.7 million. From our inception through January 31, 2014, we have incurred an aggregate loss of approximately $18.0 million. We expect that our operating expenses will continue to increase as we expand our current headcount, further our development activities and continue to pursue FDA approval for our product candidates.

We are an early-stage company with a limited operating history, which may hinder our ability to successfully meet our objectives.

We are an early-stage company with only a limited operating history upon which to base an evaluation of our current business and future prospects and how we will respond to competitive, financial or technological challenges. Only recently have we explored opportunities in the biomedical industry.  As a result, the revenue and income potential of our business is unproven. In addition, because of our limited operating history, we have limited insight into trends that may emerge and affect our business. Errors may be made in predicting and reacting to relevant business trends and we will be subject to the risks, uncertainties and difficulties frequently encountered by early-stage companies in evolving markets. We may not be able to successfully address any or all of these risks and uncertainties. Failure to adequately do so could cause our business, results of operations and financial condition to suffer or fail.

We have not commercialized any of our potential product candidates and we cannot predict if or when we will become profitable.

We have not commercialized any product candidate relating to our current assets in the biomedical industry. Our ability to generate revenues from any of our product candidates will depend on a number of factors, including our ability to successfully complete clinical trials, obtain necessary regulatory approvals and negotiate arrangements with third parties to help finance the development of, and market and distribute, any product candidate that receives regulatory approval. In addition, we will be subject to the risk that the marketplace will not accept our products.

Because of the numerous risks and uncertainties associated with our product development and commercialization efforts, we are unable to predict the extent of our future losses or when or if we will become profitable, and it is possible we will never commercialize any of our product candidates or become profitable. Our failure to obtain regulatory approval and successfully commercialize any of our product candidates would have a material adverse effect on our business, results of operations, financial condition and prospects and could result in our inability to continue operations.

If we are unable to successfully recruit and retain qualified personnel, we may not be able to continue our operations.

In order to successfully implement and manage our business plan, we will depend upon, among other things, successfully recruiting and retaining qualified personnel having experience in the biomedical industry. Competition for qualified individuals is intense. If we are not able to find, attract and retain qualified personnel on acceptable terms, our business operations could suffer.

Additionally, although we have employment agreements with each of our executive officers, these agreements are terminable by them at will and we may not be able to retain their services. The loss of the services of any members of our senior management team could delay or prevent the development and commercialization of any other product candidates and our business could be harmed to the extent that we are not able to find suitable replacements.

Future growth could strain our resources, and if we are unable to manage our growth, we may not be able to successfully implement our business plan.

We hope to experience rapid growth in our operations, which will place a significant strain on our management, administrative, operational and financial infrastructure. Our future success will depend in part upon the ability of our executive officers to manage growth effectively. This will require that we hire and train additional personnel to manage our expanding operations. In addition, we must continue to improve our operational, financial and management controls and our reporting systems and procedures. If we fail to successfully manage our growth, we may be unable to execute upon our business plan.

We may be unable to successfully develop and commercialize the assets we have acquired, or acquire, or develop and commercialize new assets and product candidates.

Our future results of operations will depend to a significant extent upon our ability to successfully develop and commercialize in a timely manner the assets we acquired from Inovio related to certain non-DNA vaccine technology and intellectual property relating to selective electrochemical tumor ablation, which we refer to as the OMS. In addition, we may acquire new assets or product candidates in the future. There are numerous difficulties inherent in acquiring, developing and commercializing new products and product candidates, including difficulties related to:

•                  successfully identifying potential product candidates;

•                  developing potential product candidates;

•                  difficulties in conducting or completing clinical trials, including receiving incomplete, unconvincing or equivocal clinical trials data;

•                  obtaining requisite regulatory approvals for such products in a timely manner or at all;

•                  acquiring, developing, testing and manufacturing products in compliance with regulatory standards in a timely manner or at all;

•                  being subject to legal actions brought by our competitors, which may delay or prevent the development and commercialization of new products;

•                  delays or unanticipated costs; and

•                  significant and unpredictable changes in the payer landscape, coverage and reimbursement for any products we develop.

As a result of these and other difficulties, we may be unable to develop potential product candidates using our intellectual property, and potential products in development by us may not receive timely regulatory approvals, or approvals at all, necessary for marketing by us or our third-party partners. If we do not acquire or develop product candidates, any of our product candidates are not approved in a timely fashion or at all or, when acquired or developed and approved, cannot be successfully manufactured and commercialized, our operating results would be adversely affected. In addition, we may not recoup our investment in developing products, even if we are successful in commercializing those products. Our business expenditures may not result in the successful acquisition, development or commercialization of products that will prove to be commercially successful or result in the long-term profitability of our business.

Certain of our intellectual property is licensed from Inovio pursuant to a non-exclusive license.

We have acquired certain technology and related assets from Inovio pursuant to an asset purchase agreement. In connection with the closing of the asset purchase agreement, we entered into a cross-license agreement with Inovio. Under the terms of the cross-license agreement, Inovio granted to us a non-exclusive, worldwide license to certain non-SECTA technology patents held by Inovio, and we granted to Inovio a limited, exclusive license to our acquired SECTA technology. While we do not currently rely on the intellectual property we have licensed from Inovio pursuant to this non-exclusive license, our product candidates may in the future utilize this intellectual property. Because the license is non-exclusive, Inovio may use its technology to compete with us. In addition, there are no restrictions on Inovio’s ability to license their technology to others. As a result Inovio could license to others, including our competitors, the intellectual property rights covered by their license to us, including any of our improvements to the licensed intellectual property. In addition, either party may terminate the cross-license agreement with 30 days’ notice if they no longer utilize or sublicense the patent rights they have acquired pursuant to the cross-license. If either party were to terminate the cross-license agreement, they would no longer have the right to use intellectual property that is subject to the cross license.

Regulatory authorities may not approve our product candidates or the approvals we secure may be too limited for us to earn sufficient revenues.

The FDA and other foreign regulatory agencies can delay approval of or refuse to approve our product candidates for a variety of reasons, including failure to meet safety and efficacy endpoints in our clinical trials. Our product candidates may not be approved even if they achieve their endpoints in clinical trials. Regulatory agencies, including the FDA, may disagree with our trial design and our interpretation of data from preclinical studies and clinical trials. Clinical trials of our product candidates may not demonstrate that they are safe and effective to the extent necessary to obtain regulatory approvals. We have initiated three Phase II clinical trials to assess our ImmunoPulse technology in patients with metastatic melanoma, Merkel cell carcinoma and cutaneous T-cell lymphoma. If we cannot adequately demonstrate through the clinical trial process that a therapeutic product we are developing is safe and effective, regulatory approval of that product would be delayed or prevented, which would impair our reputation, increase our costs and prevent us from earning revenues. Even if a product candidate is approved, it may be approved for fewer or more limited indications than requested or the approval may be subject to the performance of significant post-marketing studies. In addition, regulatory agencies may not approve the labeling claims that are necessary or desirable for the successful commercialization of our product candidates. Any limitation, condition or denial of approval would have an adverse effect on our business, reputation and results of operations.

Our acquisition of the OMS technology included an extensive clinical database from existing clinical trials utilizing the NeoPulse technology. We must initiate or complete new pivotal clinical studies to support or expand upon our clinical database for our NeoPulse technology, either internally or in collaboration with a strategic partner, in order to commercialize the NeoPulse technology. We or any strategic partner that we engage may not be successful in initiating or completing any such new pivotal clinical studies.

Delays in the commencement or completion of clinical testing for product candidates based on our OMS technology could result in increased costs to us and delay or limit our ability to pursue regulatory approval or generate revenues.

Clinical trials are very expensive, time consuming and difficult to design and implement. Even if the results of our proposed clinical trials are favorable, clinical trials for product candidates based on our OMS technology will continue for several years and may take significantly longer than expected to complete. Delays in the commencement or completion of clinical testing could significantly affect our product development costs and business plan. We do not know whether our Phase II clinical trials will be completed on schedule, if at all. In addition, we do not know whether any other pre-clinical or clinical trials will begin on time or be completed on schedule, if at all. The commencement and completion of clinical trials can be delayed for a number of reasons, including delays related to:

•                  obtaining clearance from the FDA or respective international regulatory equivalent to commence a clinical trial;

•                  reaching agreement on acceptable terms with prospective clinical research organizations (“CROs”) clinical investigators and trial sites;

•                  obtaining institutional review board (“IRB”) approval to initiate and conduct a clinical trial at a prospective site;

•                  identifying, recruiting and training suitable clinical investigators;

•                  identifying, recruiting and enrolling subjects to participate in clinical trials for a variety of reasons, including competition from other clinical trial programs for similar indications; and

•                  retaining patients who have initiated a clinical trial but may be prone to withdraw due to side effects from the therapy, lack of efficacy, personal issues, or for any other reason they choose, or who are lost to further follow-up.

We believe that we have planned and designed an adequate clinical trial program for our product candidates based on our OMS technology. However, the FDA could determine that it is not satisfied with our plan or the details of our pivotal clinical trial protocols and designs.

Additionally, changes in applicable regulatory requirements and guidance may occur and we may need to amend clinical trial protocols to reflect these changes. Amendments may require us to resubmit our clinical trial protocols to IRBs for reexamination, which may impact the costs, timing or successful completion of a clinical trial. If we experience delays in completion of, or if we terminate, any of our clinical trials, the commercial prospects for our product candidates may be harmed, which may have a material adverse effect on our business, results of operations, financial condition and prospects.

We must rely on third parties to conduct our clinical trials. If these third parties do not successfully carry out their duties or meet expected deadlines, we may not be able to obtain regulatory approval for or commercialize our product candidates and our business could be substantially harmed.

We expect to enter into agreements with third-party CROs to conduct our planned clinical trials and anticipate that we may enter into other such agreements in the future regarding any future product candidates. We currently rely on these parties for the execution of our clinical and pre-clinical studies, and control only certain aspects of their activities. We, and our CROs, are required to comply with the current FDA Code of Federal Regulations for Conducting Clinical Trials and good clinical practice (“GCP”) and International Conference on

Harmonization (“ICH”) guidelines. The FDA enforces these GCP regulations through periodic inspections of trial sponsors, principal investigators, CRO trial sites, laboratories, and any entity having to do with the completion of the study protocol and processing of data. If we, or our CROs, fail to comply with applicable GCP regulations, the data generated in our clinical trials may be deemed unreliable and the FDA may require us to perform additional clinical trials before approving our marketing applications. Upon inspection, the FDA and similar foreign regulators may determine that our clinical trials are not compliant with GCP regulations. Our failure to comply with these regulations may require us to repeat clinical trials, which would delay the regulatory approval process.

If any of our relationships with third-party CROs terminate, we may not be able to enter into arrangements with alternative CROs on commercially reasonable terms, or at all. If CROs do not successfully carry out their contractual duties or obligations or meet expected deadlines, if they need to be replaced or if the quality or accuracy of the clinical data they obtain is compromised due to the failure to adhere to our clinical protocols or regulatory requirements or for other reasons, our clinical trials may be extended, delayed or terminated and we may not be able to obtain regulatory approval for or successfully commercialize our product candidates. As a result, our results of operations and the commercial prospects for our product candidates could be harmed, our costs could increase and our ability to generate additional revenues could be delayed.

We may participate in clinical trials conducted under an approved investigator sponsored investigational new drug application and correspondence and communication with the FDA pertaining to these trials will strictly be between the investigator and the FDA.

We have in the past, and may in the future, participate in clinical trials conducted under an approved investigator sponsored investigational new drug (“IND”) application. Regulations and guidelines imposed by the FDA with respect to IND applications include a requirement that the sponsor of a clinical trial provide ongoing communication with the agency as it pertains to safety of the treatment. This communication can be relayed to the agency in the form of safety reports, annual reports or verbal communication at the request of the FDA. Accordingly, it is the responsibility of each investigator (as the sponsor of the trial) to be the point of contact with the FDA. The communication and information provided by the investigator may not be appropriate and accurate, and the investigator has the ultimate responsibility and final decision-making authority with respect to submissions to the FDA. This may result in reviews, audits, delays or clinical holds by the FDA ultimately affecting the timelines for these studies and potentially risking the completion of these trials.

We may incur liability if our promotions of product candidates are determined, or are perceived, to be inconsistent with regulatory guidelines.

The FDA provides guidelines with respect to appropriate product promotion and continuing medical and health education activities. Although we endeavor to follow these guidelines, the FDA or the Office of the Inspector General: U.S. Department of Health and Human Services may disagree, and we may be subject to significant liability, including civil and administrative remedies as well as criminal sanctions. In addition, management’s attention could be diverted and our reputation could be damaged.

If we and the contract manufacturers upon whom we rely fail to produce our systems and product candidates in the volumes that we require on a timely basis, or fail to comply with stringent regulations, we may face delays in the development and commercialization of our electroporation equipment and product candidates.

We currently assemble certain components of our electroporation systems and utilize the services of contract manufacturers to manufacture the remaining components of these systems and our product supplies for clinical trials. We expect to increase our reliance on third party manufacturers if and when we commercialize our products and systems. The manufacture of our systems and product supplies requires significant expertise and capital investment, including the development of advanced manufacturing techniques and process controls. Manufacturers often encounter difficulties in production, particularly in scaling up for commercial production. These problems include difficulties with production costs and yields, quality control, including stability of the equipment and product candidates and quality assurance testing, shortages of qualified personnel, as well as compliance with strictly enforced federal, state and foreign regulations. If we or our manufacturers were to encounter any of these difficulties or our manufacturers otherwise fail to comply with their obligations to us, our ability to provide our electroporation equipment to our partners and products to patients in our clinical trials or to commercially launch a product would be jeopardized. Any delay or interruption in the supply of clinical trial supplies could delay the completion of our clinical trials, increase the costs associated with maintaining our clinical trial program and, depending upon the period of delay, require us to commence new trials at significant additional expense or terminate the trials completely.

In addition, all manufacturers of our products must comply with current good manufacturing practice (“cGMP”) requirements enforced by the FDA through its facilities inspection program. These requirements include, among other things, quality control, quality assurance and the generation and maintenance of records and documentation. Manufacturers of our products may be unable to comply with these cGMP requirements and with other FDA, state and foreign regulatory requirements. We have little control over our manufacturers’ compliance with these regulations and standards. A failure to comply with these requirements may result in fines and civil penalties, suspension of production, suspension or delay in product approval, product seizure or recall, or withdrawal of product approval. If the safety of any product is compromised due to our or our manufacturers’ failure to adhere to applicable laws or for other reasons, we may not be able to obtain regulatory approval for or successfully commercialize our products, and we may be held liable for any injuries sustained as a result. Any of these factors could cause a delay of clinical trials, regulatory submissions, approvals or commercialization of our products, entail higher costs or result in our being unable to effectively commercialize our products. Furthermore, if our manufacturers fail to deliver the required commercial quantities on a timely basis, pursuant to provided specifications and at commercially reasonable prices, we may be unable to meet demand for our products and would lose potential revenues.

If any product candidate for which we receive regulatory approval does not achieve broad market acceptance or coverage by third-party payors, our revenues may be limited.

The commercial success of any potential product candidates for which we obtain marketing approval from the FDA or other regulatory authorities will depend upon the acceptance of these products by physicians, patients, healthcare payors and the medical community. Coverage and reimbursement of our approved product by third-party payors is also necessary for commercial success. The degree of market acceptance of any potential product candidates for which we may receive regulatory approval will depend on a number of factors, including:

•                  our ability to provide acceptable evidence of safety and efficacy;

•                  acceptance by physicians and patients of the product as a safe and effective treatment;

•                  the prevalence and severity of adverse side effects;

•                  limitations or warnings contained in a product’s FDA-approved labeling;

•                  the clinical indications for which the product is approved;

•                  availability and perceived advantages of alternative treatments;

•                  any negative publicity related to our or our competitors’ products;

•                  the effectiveness of our or any current or future collaborators’ sales, marketing and distribution strategies;

•                  pricing and cost effectiveness;

•                  our ability to obtain sufficient third-party payor coverage or reimbursement; and

•                  the willingness of patients to pay out of pocket in the absence of third-party payor coverage.

Our efforts to educate the medical community and third-party payors on the benefits of any of our potential product candidates for which we obtain marketing approval from the FDA or other regulatory authorities may require significant resources and may never be successful. If our potential products do not achieve an adequate level of acceptance by physicians, third-party payors and patients, we may not generate sufficient revenue from these products to become or remain profitable.

We may not be successful in executing our strategy for the commercialization of our product candidates. If we are unable to successfully execute our commercialization strategy, we may not be able to generate significant revenue.

We intend to advance a commercialization strategy that leverages previous in-depth clinical experiences, previous CE (Conformité Européene) approvals for the electroporation-based devices and late stage clinical studies in the United States. This strategy would include seeking approval from the FDA to initiate pivotal registration studies in the United States for select rare cancers that have limited, adverse or no therapeutic alternatives. This strategy also would include expanding the addressable markets for the OMS therapies through the addition of relevant indications. Our commercialization plan also would include partnering and/or co-developing OMS in developing geographic locations, such as Eastern Europe and Asia, where local resources are best leveraged and appropriate collaborators can be secured.

We may not be able to implement a commercialization strategy as we have planned. Further, we have little experience and have not proven our ability to succeed in the biomedical industry and are not certain that our implementation strategy, if implemented correctly, would lead to significant revenue. If we are unable to successfully implement our commercialization plans and drive adoption by patients and physicians of our potential future products through our sales, marketing and commercialization efforts, then we will not be able to generate significant revenue which will have a material adverse effect on our business, results of operations, financial condition and prospects.

In order to market our proprietary products, we may choose to establish our own sales, marketing and distribution capabilities. We have no experience in these areas, and if we have problems establishing these capabilities, the commercialization of our products would be impaired.

We may choose to establish our own sales, marketing and distribution capabilities to market products to our target markets. We have no experience in these areas, and developing these capabilities will require significant expenditures on personnel and infrastructure. While we intend to market products that are aimed at a small patient population, we may not be able to create an effective sales force around even a niche market. In addition, some of our product candidates may require a large sales force to call on, educate and support physicians and patients. We may desire in the future to enter into collaborations with one or more pharmaceutical companies to sell, market and distribute such products, but we may not be able to enter into any such arrangement on acceptable terms, if at all. Any collaboration we do enter into may not be effective in generating meaningful product royalties or other revenues for us.

Our success depends in part on our ability to protect our intellectual property. Because of the difficulties of protecting our proprietary rights and technology, we may not be able to ensure their protection.

Our commercial success will depend in large part on obtaining and maintaining patent, trademark and trade secret protection of our product candidates and their respective components, formulations, manufacturing methods and methods of treatment, as well as successfully defending these patents against third-party challenges. Our ability to stop third parties from making, using, selling, offering to sell or importing our product candidates is dependent upon the extent to which we have rights under valid and enforceable patents or trade secrets that cover these activities.

The coverage claimed in a patent application typically is significantly reduced before a patent is issued, either in the United States or abroad. Consequently, any of our pending or future patent applications may not result in the issuance of patents and any patents issued may be subjected to further proceedings limiting their scope and may in any event not contain claims broad enough to provide meaningful protection. Any patents that are issued to us or our future collaborators may not provide significant proprietary protection or competitive advantage, and may be circumvented or invalidated. In addition, unpatented proprietary rights, including trade secrets and know-how, can be difficult to protect and may lose their value if they are independently developed by a third party or if their secrecy is lost. Further, because development and commercialization of our potential product candidates can be subject to substantial delays, our patents may expire and provide only a short period of protection, if any, following any future commercialization of products. Moreover, obtaining and maintaining patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by government patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements. If any of our patents are found to be invalid or unenforceable, or if we are otherwise unable to adequately protect our rights, it could have a material adverse impact on our business and our ability to commercialize or license our technology and products.

We may incur substantial costs as a result of litigation or other proceedings relating to protection of our patent and other intellectual property rights, and we may be unable to successfully protect our rights to our potential products and technology.

If we choose to go to court to stop a third party from using the inventions claimed by our patents, that third party may ask the court to rule that the patents are invalid and/or should not be enforced. These lawsuits are expensive and could consume time and other resources even if we were successful in stopping the infringing activity. In addition, the court could decide that our patents are not valid and that we do not have the right to stop others from using the inventions claimed by the patents.

Additionally, even if the validity of these patents is upheld, the court could refuse to stop a third party’s infringing activity on the ground that such activities do not infringe our patents. The U.S. Supreme Court has recently revised certain tests regarding granting patents and assessing the validity of patents to make it more difficult to obtain patents. As a consequence, issued patents may be found to contain invalid claims according to the newly revised standards. Some of our patents may be subject to challenge and subsequent invalidation or significant narrowing of claim scope in a reexamination proceeding, or during litigation, under the revised criteria.

Third parties may claim that we infringe their proprietary rights and may prevent us from manufacturing and selling some of our products.

The manufacture, use and sale of new products that are the subject of conflicting patent rights have been the subject of substantial litigation in the biomedical industry. These lawsuits relate to the validity and infringement of patents or proprietary rights of third parties. Litigation may be costly and time-consuming, and could divert the attention of our management and technical personnel. In addition, if we infringe on the rights of others, we could lose our right to develop, manufacture or market products or could be required to pay monetary damages or royalties to license proprietary rights from third parties. Although the parties to patent and intellectual property disputes in the biomedical industry have often settled their disputes through licensing or similar arrangements, the costs associated with these arrangements may be substantial and could include ongoing royalties. Furthermore, we cannot be certain that the necessary licenses would be available to us on commercially reasonable terms or at all. As a result, an adverse determination in a judicial or administrative proceeding or failure to obtain necessary licenses could prevent us from manufacturing and selling our products, and could have a material adverse effect on our business, results of operations, financial condition and cash flows.

Extensive industry regulation has had, and will continue to have, a significant impact on our business, especially our product development, manufacturing and distribution capabilities.

All biomedical companies are subject to extensive, complex, costly and evolving government regulation. For the U.S., these regulations are principally administered by the FDA and to a lesser extent by the United States Drug Enforcement Agency (the “DEA”) and state government agencies, as well as by various regulatory agencies in foreign countries where products or product candidates are being manufactured and/or marketed. The Federal Food, Drug and Cosmetic Act, the Controlled Substances Act and other federal statutes and regulations, and similar foreign statutes and regulations, govern or influence the testing, manufacturing, packing, labeling, storing, record keeping, safety, approval, advertising, promotion, sale and distribution of our products. Under these regulations, we may become subject to periodic inspection of our facilities, procedures and operations and/or the testing of our product candidates and products by the FDA, the DEA and other authorities, which conduct periodic inspections to confirm that we are in compliance with all applicable regulations. In addition, the FDA and foreign regulatory agencies conduct pre-approval and post-approval reviews and plant inspections to determine whether our systems and processes are in compliance with cGMP and other regulations. Following such inspections, the FDA or other agency may issue observations, notices, citations and/or warning letters that could cause us to modify certain activities identified during the inspection. To the extent that we successfully commercialize any product, we may also be subject to ongoing FDA obligations and continued regulatory review with respect to manufacturing, processing, labeling, packaging, distribution, storage, advertising, promotion and recordkeeping for the product. Additionally, we may be required to conduct potentially costly post-approval studies and report adverse events associated with our products to the FDA and other regulatory authorities. Unexpected or serious health or safety concerns would result in labeling changes, recalls, market withdrawals or other regulatory actions.

The range of possible sanctions includes, among others, FDA issuance of adverse publicity, product recalls or seizures, fines, total or partial suspension of production and/or distribution, suspension of the FDA’s review of product applications, enforcement actions, injunctions, and civil or criminal prosecution. Any such sanctions, if imposed, could have a material adverse effect on our business, operating results, financial condition and cash flows. Under certain circumstances, the FDA also has the authority to revoke previously granted drug approvals. Similar sanctions as detailed above may be available to the FDA under a consent decree, depending upon the actual terms of such decree. If internal compliance programs do not meet regulatory agency standards or if compliance is deemed deficient in any significant way, it could materially harm our business.

Moreover, the regulations, policies or guidance of the FDA or other regulatory agencies may change and new or additional statutes or government regulations may be enacted that could prevent or delay regulatory approval of our product candidates or further restrict or regulate post-approval activities. If we are not able to achieve and maintain regulatory compliance, we may not be permitted to market our potential product candidates, which would adversely affect our ability to generate revenue and achieve or maintain profitability.

We face potential product liability exposure and if successful claims are brought against us, we may incur substantial liability.

The clinical use of our product candidates exposes us to the risk of product liability claims. Any side effects, manufacturing defects, misuse or abuse associated with our product candidates could result in injury to a patient or even death. In addition, a liability claim may be brought against us even if our product candidates merely appear to have caused an injury. Product liability claims may be brought against us by consumers, healthcare providers, pharmaceutical companies or others coming into contact with our product candidates, among others.

Regardless of merit or potential outcome, product liability claims against us may result in, among other effects, the inability to commercialize our product candidates, impairment of our business reputation, withdrawal of clinical trial participants and distraction of management’s attention from our primary business. If we cannot successfully defend ourselves against product liability claims we could incur substantial liabilities.

The biomedical industry is highly competitive.

The biomedical industry has an intensely competitive environment that will require an ongoing, extensive search for technological innovations and the ability to market products effectively, including the ability to communicate the effectiveness, safety and value of products to healthcare professionals in private practice, group practices and payors in managed care organizations, group purchasing organizations and Medicare and Medicaid services. We face competition from a number of sources, including large pharmaceutical companies, biotechnology companies, academic institutions, government agencies and private and public research institutions. We are smaller than almost all of our competitors. Most of our competitors have been in business for a longer period of time than us, have a greater number of products on the market and have greater financial and other resources than we do. Furthermore, recent trends in this industry are that large drug companies are consolidating into a smaller number of very large entities, which further concentrates financial, technical and market strength and increases competitive pressure in the industry. If we directly compete with these very large entities for the same markets and/or products, their financial strength could prevent us from capturing a share of those markets. It is possible that developments by our competitors will make any products or technologies that we develop or acquire noncompetitive or obsolete.

If our competitors market and/or develop competing product candidates that are marketed more effectively, approved more quickly or demonstrated to be safer or more effective than our product candidates, then our commercial opportunities may be reduced or eliminated.

The biomedical industry is characterized by rapidly advancing technologies, intense competition and a strong emphasis on proprietary therapeutics. If we are able to obtain regulatory approval of our product candidates related to our OMS technology or any assets we may acquire in the future, we will face competition from products currently marketed by companies much larger than us that address our targeted indications.

In addition to already marketed products, we also face competition from product candidates that are or could be under development. We expect our product candidates, if approved and commercialized, to compete on the basis of, among other things, product efficacy and safety, time to market, price, patient reimbursement by third-party payors, extent of adverse side effects and convenience of treatment procedures. We may not be able to effectively compete in one or more of these areas. We also may not be able to differentiate any products that we are able to market from those of our competitors or successfully develop or introduce new products that are less costly or offer better results than those of our competitors.

Additionally, our competitors may obtain regulatory approval of their products more rapidly than we are able to or may obtain patent protection or other intellectual property rights that limit or block us from developing or commercializing our product candidates. Our competitors may also develop products that are more effective, more useful, better tolerated, subject to fewer or less severe side effects, more widely prescribed or accepted or less costly than ours and may also be more successful than us in manufacturing and marketing their products. If we are unable to compete effectively with the marketed therapeutics of our competitors or if such competitors are successful in developing products that compete with our potential product candidates that are approved, our business, results of operations, financial condition and prospects may be materially adversely affected.

If we fail to comply with federal and state healthcare laws, including fraud and abuse and health information privacy and security laws, we could face substantial penalties and our business, results of operations, financial condition and prospects could be adversely affected.

Even though we do not and will not control referrals of healthcare services or bill directly to third-party payors, certain federal and state healthcare laws and regulations pertaining to fraud and abuse and patients’ rights may be applicable to our business. We could be subject to healthcare fraud and abuse and patient privacy regulation by both the federal government and the states in which we conduct our business. To the extent that any product we make is sold in a foreign country, we also may be subject to foreign laws and regulations. If we or our operations are found to be in violation of any of these laws or any other governmental regulations that apply to us, we may be subject to penalties, including civil and criminal penalties, damages, fines, exclusion from participation in U.S. federal or state health care programs, and the curtailment or restructuring of our operations. Any penalties, damages, fines, curtailment or restructuring of our operations could materially adversely affect our ability to operate our business and our financial results. Further, any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business. Moreover, achieving and sustaining compliance with applicable federal and state privacy, security and fraud laws may prove costly.

We may engage in strategic transactions that could impact our liquidity, increase our expenses and present significant distractions to our management.

From time to time we may consider engaging in strategic transactions, such as acquisitions of companies, asset purchases and out-licensing or in-licensing of products, product candidates or technologies. Any such transaction may require us to incur non-recurring or other charges, may increase our near and long-term expenditures and may pose significant integration challenges or disrupt our management or business, which could adversely affect our operations and financial results. For example, these transactions may entail numerous operational and financial risks, including, among others, exposure to unknown liabilities, disruption of our business and diversion of our management’s time and attention in order to develop acquired products, product candidates or technologies, difficulty and cost in combining the operations and personnel of any acquired businesses with our operations and personnel, and inability to retain key employees of any acquired businesses. Accordingly, although we may not choose to undertake or may not be able to successfully complete any transactions of the nature described above, any transactions that we do complete could have a material adverse effect on our business, results of operations, financial condition and prospects.

Our business and operations would suffer in the event of system failures.

Despite the implementation of security measures, our internal computer systems and those of our current and any future partners, contractors and consultants are vulnerable to damage from cyber-attacks, computer viruses, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures. System failures, accidents or security breaches could cause interruptions in our operations, and could result in a material disruption of our commercialization activities, development programs and our business operations, in addition to possibly requiring substantial expenditures of resources to remedy. The loss of clinical trial data from completed or future clinical trials could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data. To the extent that any disruption or security breach were to result in a loss of, or damage to, our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liability and the commercialization of any potential product candidate could be delayed.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results. As a result, current and potential stockholders could lose confidence in our financial reporting, which would harm our business.

Effective internal controls are necessary for us to provide reliable financial reports. If we cannot provide reliable financial reports, our operating results could be misstated, our reputation may be harmed and the trading price of our stock could be negatively affected. Our controls over financial processes and reporting may not continue to be effective, or we may identify additional material weaknesses or significant deficiencies in our internal controls in the future. Any failure to remediate any future material weaknesses or implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet our reporting obligations or result in material misstatements in our financial statements or other public disclosures. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

Maintaining compliance with our obligations as a public company may strain our resources and distract management, and if we do not remain compliant our stock price may be adversely affected.

We are required to evaluate our internal control systems in order to allow management to report on our internal controls as required by Section 404 of the Sarbanes-Oxley Act of 2002, and our management is required to attest to the adequacy of our internal controls. Recent SEC pronouncements suggest that in the next several years we may be required to report our financial results using new International Financial Reporting Standards, replacing GAAP, which would require us to make significant investments in training, hiring, consulting and information technology, among other investments. All of these and other reporting requirements and heightened corporate governance obligations that we face, or will face, will further increase the cost to us, perhaps substantially, of remaining compliant with our obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and other applicable laws, including the Sarbanes-Oxley Act and the Dodd-Frank Act of 2010. In order to meet these incremental obligations, we will need to invest in our corporate and accounting infrastructure and systems, and acquire additional services from third party auditors and advisors. As a result of these requirements and investments, we may incur significant additional expenses and may suffer a significant diversion of management’s time. There is no guarantee that we will be able to continue to meet these obligations in a timely manner, and we could therefore be subject to sanctions or investigation by regulatory authorities such as the SEC. Any such actions could adversely affect the market price of our common stock, perhaps significantly.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents we have filed with the SEC that are incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. Forward-looking statements deal with our current plans, intentions, beliefs and expectations and statements of future economic performance. Statements containing terms such as “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate” and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements. In addition, from time to time we or our representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that we make with the SEC, or press releases or oral statements made by or with the approval of one of our authorized executive officers. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those set forth under “Risk Factors” in this prospectus supplement and those discussed in Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” in our most recent Annual Report on Form 10-K and in our future filings made with the SEC. Readers are cautioned not to place undue reliance on any forward-looking statements contained in this prospectus supplement, the accompanying prospectus or the documents we have filed with the SEC that are incorporated herein by reference, which reflect management’s opinions only as of their respective dates. Except as required by law, we undertake no obligation to revise or publicly release the results of any revisions to any forward-looking statements. You are advised, however, to consult any additional disclosures we have made or will make in our reports to the SEC on Forms 10-K, 10-Q and 8-K. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus, any prospectus supplement or any related issuer free writing prospectus.

USE OF PROCEEDS

We estimate the net proceeds to us from the sale of the securities offered under this prospectus, after deducting estimated placement agent fees and our other estimated offering expenses, will be approximately $14.9 million if we sell the maximum amount of common stock and warrants offered hereby. However, this is a best efforts offering with no minimum, and we may not sell all or any of the securities; as a result, we may receive significantly less in net proceeds, and the net proceeds received may not be sufficient to continue to operate our business. If a warrant holder elects to exercise the warrants issued in this offering, we may also receive proceeds from the exercise of the warrants. We cannot predict when or if the warrants will be exercised. It is possible that the warrants may expire and may never be exercised.

We expect to use the net proceeds from this offering (including any resulting from the exercise of warrants, if any) for research and development related to our clinical development and for working capital and general corporate purposes, including general development efforts. We may also use a portion of these proceeds for the potential acquisition of, or investment in, product candidates, technologies, formulations or companies that complement our business, although we have no current understandings, commitments, or agreements to do so. If we receive the maximum amount of proceeds to be potentially obtained in this offering, we expect such proceeds would provide funding for our operations for approximately 10 months. Our management will have significant flexibility in applying the net proceeds of this offering. Until the funds are used as described above, we intend to invest the net proceeds from this offering in interest-bearing, investment grade securities.

DILUTION

If you invest in our common stock, you will experience dilution to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering.  Our net tangible book value (deficit) as of January 31, 2014 was approximately $18,081,671, or approximately $0.10 per share. Net tangible book value (deficit) per share is determined by dividing our total tangible assets, less total liabilities, by the number of outstanding shares of our common stock.

After giving effect to the sale of 22,535,212 shares of common stock by us at a price of $0.71 per share and after deducting our estimated offering expenses payable by us, our as-adjusted net tangible book value (deficit) as of January 31, 2014 would have been approximately $32,932,671, or approximately $0.15 per share. This represents an immediate increase in net tangible book value (deficit) of approximately $0.05 per share to our existing stockholders and an immediate dilution in pro forma net tangible book value (deficit) of approximately $14,851,000 share to new investors. The following table illustrates this calculation on a per share basis:

Offering price for one share of common stock		$0.71
Net tangible book value (deficit) per share as of January 31, 2014	$0.10
Increase per share attributable to investors participating in this offering	0.05
As adjusted net tangible book value (deficit) per share after this offering		0.15
Dilution per share to investors participating in this offering		0.56

The above discussion and table are based on 190,273,641 shares of common stock issued and outstanding as of January 31, 2014 and exclude:

•                  7,887,325 shares of common stock issuable upon exercise of the warrants being offered in this offering;

•                  1,352,113 shares of common stock issuable upon exercise of warrants issuable to the placement agent and the financial advisors in connection with this offering;

•                  13,142,500 shares of common stock issuable upon exercise of options outstanding as of June 3, 2014, of which approximately 7,210,210 shares are exercisable as of June 3, 2014;

•                  897,625 shares of common stock reserved for issuance and available for future grant under the 2011 Plan as of June 3, 2014;  and

•                  28,886,272 shares of common stock issuable upon exercise of warrants outstanding as of June 3, 2014, which have exercise prices ranging from $0.26 to $1.20 per share.

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options to purchase our common stock. The exercise of outstanding options having an exercise price less than the offering price will increase dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

The material terms and provisions of our common stock and each other class of our securities that qualifies or limits our common stock are described under the caption “Description of Capital Stock” starting on page 5 of the accompanying prospectus. As of June 3, 2014, we had 221,853,215 shares of common stock outstanding.

Warrants

The following is a brief summary of certain terms and conditions of the warrants and is subject in all respects to the provisions contained in the warrants.

Form. The warrants will be issued as individual warrants to each of the investors. You should review a copy of the form of warrant, which is attached as an exhibit to our Current Report on Form 8-K being filed with the SEC in connection with this offering, for a complete description of the terms and conditions of the warrants.

Exercisability. The warrants are exercisable at any time on or after the date of their original issuance, and at any time up to the date that is five years after such initial exercise date. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not then effective or available, the holder may only exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation. A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days’ prior notice from the holder to us.

Exercise Price; Anti-Dilution. The initial exercise price per share of common stock purchasable upon exercise of the warrants is $0.90 per share of common stock. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent. There is currently no trading market for the warrants and a trading market is not expected to develop.

Exchange Listing. We do not plan to apply to list the warrants on the OTCQB, any national securities exchange or any other nationally recognized trading system.

Fundamental Transactions. In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction. In the event of a fundamental transaction that is an all cash transaction, a “going private” transaction as defined in Rule 13e-3 under the Exchange Act, or a fundamental transaction involving a person or entity not traded on a national securities exchange, the Company or any successor entity will, at the warrant holder’s option, purchase the warrants by paying to the warrant holder an amount of cash equal to the value of the remaining unexercised portion of the warrants on the date of the consummation of such fundamental transaction, as calculated based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P., determined as of the day of consummation of the applicable fundamental transaction for pricing purposes as set forth in the warrants.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Placement Agent Warrants.  We are also registering warrants to purchase up to 1,352,113 shares of our common stock (and the shares of common stock issuable from time to time upon exercise of these warrants) issuable to the placement agent and the financial advisors in the  offering under the registration statement of which this prospectus supplement forms a part. The placement agent warrants shall have substantially the same terms as the warrants offering in this offering, except that the expiration date shall be five years from the effective date of the registration statement of which this prospectus forms a part.

PLAN OF DISTRIBUTION

We are offering up to 22,535,212 shares of our common stock and warrants to purchase up to 7,887,325 shares of our common stock.  Each share of common stock we sell in this offering will be accompanied by a warrant to purchase up to 0.35 shares of common stock at an exercise price of $0.90 per full share. Each share of common stock and accompanying warrant will be sold at a negotiated price of $0.71. The shares of common stock and warrants will be issued separately but can only be purchased together in this offering. There is no minimum offering amount required as a condition to closing, and we may sell significantly fewer shares of common stock and warrants in the offering.

We have entered into a securities purchase agreement directly with the investors in this offering. The securities purchase agreement contains customary representations, warranties and covenants for transactions of this type. These representations, warranties and covenants were made solely for purposes of the securities purchase agreement and should not be relied upon by any of our investors who are not parties to the agreement, nor should any such investor rely upon any descriptions thereof as characterizations of the actual state of facts or condition. Such investors are not third party beneficiaries under the securities purchase agreement.

We are offering the securities to the investors through H.C. Wainwright & Co., LLC (“Wainwright”), which has agreed to act as placement agent in connection with the offering pursuant to the terms of a placement agent agreement with us. The placement agent is not purchasing the securities offered by us, and is not required to sell any specific number or dollar amount of securities, but will assist us in this offering on a “reasonable best efforts” basis. Subject to the terms and conditions of the placement agent agreement, the placement agent is using its reasonable best efforts to introduce us to selected institutional investors who will purchase the shares directly from us. The placement agent has no obligation to buy any of the shares from us nor is it required to arrange the purchase or sale of any specific number or dollar amount of the shares, but has agreed to use its reasonable best efforts to arrange for the sale of all of the shares. The placement agent agreement terminates upon the closing of the offering and further provides that the agreement may be terminated by the placement agent or us at any time upon ten days prior written notice.

We have agreed to pay the placement agent a placement fee equal to 6% of the aggregate gross proceeds to us from the sale of the common stock in the offering.  Maxim Group LLC (“Maxim”) and Noble Financial Capital Markets (“Noble”) will each act as our financial advisors in connection with this offering.  Under our arrangements with Maxim and Noble, they will provide us with certain services, including among other things, arranging meetings with institutional investors and rendering general advice with respect to corporate finance matters.  We may pay up to 45% of the amount of the placement fee otherwise payable to Wainwright directly to Maxim and Noble, provided that the aggregate amount of the cash fee payable to Wainwright, Maxim and Noble shall not exceed 6% of the gross proceeds of this offering.  In addition, subject to compliance with FINRA Rule 5110(f)(2)(D), we have agreed to pay to Wainwright a non-accountable expense allowance equal to 1% of the aggregate gross proceeds of the offering and an accountable legal expense allowance in the amount of $25,000.  We estimate that total expenses of this offering, excluding placement agent fees, will be approximately $65,000. The following table shows the per share and total fees we will pay to the placement agent, assuming the sale of all of the securities being offered hereby. Because there is no minimum offering amount required as a condition to closing, the actual total proceeds received by us and total offering commissions and warrants issuable to the placement agent, if any, are not presently determinable and may be substantially less than the maximum amount set forth in the table below.

Per share	$0.05
Total	$1,145,000

In addition to the cash fees set forth above, we have agreed to issue to the placement agent  warrants to purchase up to an aggregate of 6% of the aggregate number of shares of common stock sold in this offering (excluding any shares of common stock issuable upon exercise of the warrants).  We may issue warrants to purchase up to 45% of the shares represented by the warrants otherwise issuable to Wainwright to Maxim and Noble, provided that the aggregate number of shares issuable upon exercise of all such warrants shall not exceed 6% of the aggregate number of shares of common stock sold in this offering.  The placement agent warrant shall have substantially the same terms as the warrants offered in this offering, except that the expiration date shall be five years from the effective date of the registration statement of which this prospectus forms a part. The warrants and the shares underlying the warrants issuable to the placement agent and the financial advisors in the offering are being registered under the registration statement of which this prospectus supplement forms a part.  The placement agent shall also be entitled to the foregoing cash and warrant compensation with respect to any investors introduced by the placement agent to us that invest in any subsequent capital-raising transaction during the 6 month period following the termination of the placement agent agreement.

We have agreed to indemnify the placement agent against certain liabilities under the Securities Act. The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(ii) of the Securities Act and any commissions received by it and any profit realized on the sale of securities by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent is required to comply with the requirements of the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock and warrants to purchase shares of common stock by the placement agent.  Under these rules and regulations, the placement agent many not (i) engage in any stabilization activity in connection with our securities or (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution. The placement agent has informed us that it will not engage in overallotment, stabilizing transactions or syndicate covering transactions in connection with this offering.

The foregoing descriptions of the securities purchase agreement and the placement agent agreement are only summaries, do not purport to be complete and are qualified in their entirety by reference to the securities purchase agreement and the placement agent agreement, copies of which are attached as exhibits to our Current Report on Form 8-K being filed with the SEC in connection with this offering and are incorporated herein by reference.

We currently anticipate that the closing of the sale of the shares of common stock and warrants offered pursuant to this prospectus supplement will take place on or about June 6, 2014. The placement agent agreement provides that the obligations of the placement agent and the investors to close this offering are subject to certain conditions, including the absence of any material adverse change in our business and the receipt of customary legal opinions, letters and certificates.

This prospectus supplement will be distributed to the investors who agree to purchase the securities and will inform the investors of the closing date as to such securities. The investors will also be informed of the date and manner in which they must transmit the purchase price for their shares. We will deposit the shares of our common stock with The Depository Trust Company once the funds have been received. At the closing, The Depository Trust Company will credit the shares to the account of the investors. We will mail warrants directly to the investors at the address for such investor set forth in the securities purchase agreement.

The transfer agent for our common stock is Nevada Agency and Transfer Company.  Our transfer agent’s address is 50 West Liberty Street, Suite 880, Reno, Nevada 89501.

Our common stock is listed on the OTCQB under the symbol “ONCS”.

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement will be passed upon for us by McDonald Carano Wilson LLP, Reno, Nevada and by Morrison & Foerster LLP, San Diego, California. Ellenoff Grossman & Schole, LLP, New York, New York is acting as counsel for the placement agent in connection with the securities offered hereby.

EXPERTS

The financial statements incorporated by reference in this prospectus supplement have been so incorporated by reference in reliance upon the reports of Mayer Hoffman McCann P.C., independent registered public accounting firm, given upon its authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it. This means that we can disclose important information to you in this prospectus by referring you to another document. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•                  our Annual Report on Form 10-K for the fiscal year ended July 31, 2013 filed with the SEC on September 27, 2013;

•                  our Quarterly Reports on Form 10-Q for the quarters ended October 31, 2013 and January 31, 2014 and filed with the SEC on December 16, 2013 and March 14, 2014, respectively;

•                  our Current Reports on Form 8-K filed with the SEC on September 19, 2013, December 17, 2013 and March 13, 2014; and

•                  the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on March 31, 2011, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference into those documents. Such written requests should be addressed to:

OncoSec Medical Incorporated

9810 Summers Ridge Road, Suite 110

San Diego, California 92121

Attention: Investor Relations

You may also make such requests by contacting us at (858) 662-6732.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available on the SEC’s web site at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our web site at http://www.oncosec.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document.

PROSPECTUS

$75,000,000

ONCOSEC MEDICAL INCORPORATED

By this prospectus, we may offer, from time to time:

• Common stock
• Warrants
• Debt securities

All of the securities listed above may be sold separately or as units with other securities.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement, which will describe the method and the terms of the offering. We will provide you with specific amount, price and terms of the applicable offered securities in one or more supplements to this prospectus. You should read this prospectus and any supplement carefully before you purchase any of our securities.

Our common stock is listed on OTC Markets Group, Inc.’s OTCQB tier (“OTCQB”) under the symbol “ONCS.” On May 6, 2014, the closing price of our common stock on the OTCQB was $0.77 per share.

Investing in our securities involves risk. Please carefully read the information under “Risk Factors” beginning on page 3 for information you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer the securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. In addition, the underwriters may overallot a portion of the securities. For additional information regarding the methods of sale of our securities, you should refer to the section entitled “Plan of Distribution” in this prospectus.

This prospectus is dated May 12, 2014

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may, from time to time, offer or sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities offered by us. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the initial public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable.

PROSPECTUS SUMMARY

The following summary highlights information contained in this prospectus or incorporated by reference. While we have included what we believe to be the most important information about the company and this offering, the following summary may not contain all the information that may be important to you. You should read this entire prospectus carefully, including the risks of investing discussed under “Risk Factors” beginning on page 3, the information to which we refer you and the information incorporated into this prospectus by reference, for a complete understanding of our business and this offering. References in this prospectus to “our company,” “we,” “our,” “OncoSec” and “us” refer to OncoSec Medical Incorporated, a Nevada corporation.

OncoSec Medical Incorporated

Overview

We are an emerging drug-medical device and therapeutic company focused on designing, developing and commercializing innovative and proprietary medical approaches for the treatment of solid tumors where currently approved therapies are inadequate based on their efficacy or side-effects. Initially, we provided online inventory services to small and medium sized companies. In March 2011, we acquired certain assets related to the use of drug-medical device combination products for the treatment of various cancers. With this acquisition, we have abandoned our efforts in the online inventory services industry and are focusing our efforts in the biomedical industry.  Our goal is to improve the lives of people suffering from the life-altering effects of cancer through the development of our novel treatment approaches.

Corporate Information

We were incorporated under the laws of the State of Nevada on February 8, 2008 under the name Netventory Solutions Inc. to pursue the business of inventory management solutions. Effective March 1, 2011, we completed a merger with our subsidiary, OncoSec Medical Incorporated, a Nevada corporation which was incorporated solely to effect a change in our name. As a result, we have changed our name from “Netventory Solutions Inc.” to “OncoSec Medical Incorporated”. Our principal executive offices are located at 9810 Summers Ridge Road, Suite 110, San Diego, California 92121. The telephone number at our principal executive office is (858) 662-6732. Our website address is www.oncosec.com. Information contained on our website is not deemed part of this prospectus.

The Securities We May Offer

We may offer up to $75.0 million of common stock, warrants and debt securities in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth below under “Plan of Distribution.” We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

We may offer shares of our common stock, par value $0.0001 per share, either alone or underlying other registered securities convertible into our common stock. Holders of our common stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends. Currently, we do not pay a dividend. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights.

Warrants

We may issue warrants for the purchase of common stock or debt securities. We may issue warrants independently or together with other securities.

Debt Securities

We may offer secured or unsecured obligations in the form of one or more series of senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” The senior debt securities will have the same rank as all of our other unsubordinated debt. The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may issue debt securities that are convertible into shares of our common stock.

The senior and subordinated debt securities will be issued under separate indentures between us and a trustee. We have summarized the general features of the debt securities to be governed by the indentures. These indentures have been filed as exhibits to the registration statement of which this prospectus forms a part. We encourage you to read these indentures. Instructions on how you can get copies of these documents are provided under the heading “Where You Can Find More Information.”

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. Each of the referenced risks and uncertainties could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

FORWARD-LOOKING STATEMENTS

This prospectus and the registration statement of which it forms a part, any prospectus supplement, any related issuer free writing prospectus and the documents incorporated by reference into these documents contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements deal with our current plans, intentions, beliefs and expectations and statements of future economic performance. Statements containing terms such as “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate” and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements. In addition, from time to time we or our representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that we make with the SEC, or press releases or oral statements made by or with the approval of one of our authorized executive officers. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those set forth under Item 1A, “Risk Factors,” and Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” in our most recent Annual Report on Form 10-K and in our future filings made with the SEC. Readers are cautioned not to place undue reliance on any forward-looking statements contained in this prospectus, any prospectus supplement or any related issuer free writing prospectus, which reflect management’s opinions only as of their respective dates. Except as required by law, we undertake no obligation to revise or publicly release the results of any revisions to any forward-looking statements. You are advised, however, to consult any additional disclosures we have made or will make in our reports to the SEC on Forms 10-K, 10-Q and 8-K. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus, any prospectus supplement or any related issuer free writing prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges on a historical basis for each of the periods indicated. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus.

	Fiscal Year Ended July 31,
(In thousands, except ratios)	2009*	2010*	2011	2012	2013
Ratio of earnings to fixed charges	—	—	—	—	—
Deficiency of earnings to fixed charges	34	37	3,800	2,400	7,150

*Prior to March 2011, we provided online inventory solutions. In March 2011, we abandoned our efforts in the online inventory services industry and are focusing our efforts in the biomedical industry. We are a development stage biomedical company; therefore, our ratio coverage is less than 1:1.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, the net proceeds from the sale of securities offered by this prospectus will be used for general corporate purposes and working capital requirements, which may include, among other things, the repayment or repurchase of debt obligations and other capital expenditures. We may also use a portion of the net proceeds for licensing or acquiring intellectual property or technologies to incorporate into our products and product candidates or our research and development programs, capital expenditures, to fund possible investments in and acquisitions of complementary businesses or partnerships. We have not determined the amounts we plan to spend on the areas listed above or the timing of these expenditures, and we have no current plans with respect to acquisitions as of the date of this prospectus. As a result, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings. Pending their ultimate use, we intend to invest the net proceeds in a variety of securities, including commercial paper, government and non-government debt securities and/or money market funds that invest in such securities.

DIVIDEND POLICY

We have never paid cash dividends on our common stock. Moreover, we do not anticipate paying periodic cash dividends on our common stock for the foreseeable future. We intend to use all available cash and liquid assets in the operation and growth of our business. Any future determination about the payment of dividends will be made at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements, operating and financial conditions and on such other factors as our board of directors deems relevant.

DESCRIPTION OF CAPITAL STOCK

General

The following summary of the material features of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of our articles of incorporation, as amended, our amended and restated bylaws, the Nevada Revised Statutes and other applicable law. For information on how to obtain copies of our articles of incorporation and bylaws, which are exhibits to the registration statement of which this prospectus is a part, see “Where You Can Find More Information.”

Pursuant to our articles of incorporation, we are currently authorized to issue 3,200,000,000 shares of common stock, par value $0.0001 per share. As of April 17, 2014, there were 215,937,083 shares of our common stock outstanding.

Common stock

Voting Rights

The outstanding shares of our common stock are fully paid and non-assessable. Holders of our common stock are entitled to one vote, in person or by proxy, for each share held of record on all matters submitted to a vote of the stockholders. Except as otherwise provided by applicable law, holders of our common stock are not entitled to cumulative voting of their shares in elections of directors.

Dividends

Subject to the provisions of applicable law, including the Nevada Revised Statutes, the holders of shares of our common stock are entitled to receive, when and as declared by the board of directors, dividends or other distributions (whether payable in cash, property, or securities of OncoSec) out of the assets of OncoSec legally available for such dividends or other distributions.

Other Rights

No stockholder of OncoSec has any preemptive right under our articles of incorporation to subscribe for, purchase, or otherwise acquire shares of any class or series of capital stock of OncoSec. The shares of our common stock are not subject to redemption by operation of a sinking fund or otherwise. In the event of any liquidation, dissolution, or winding up of OncoSec, subject to the rights, if any, of the holders of other classes of our capital stock, the holders of shares of our common stock are entitled to receive any of our assets available for distribution to our stockholders ratably in proportion to the number of shares held by them.

Our common stock is traded on the OTCQB Marketplace under the symbol “ONCS”.

Liability and Indemnification of Directors and Officers

The Nevada Revised Statutes provide us with the power to indemnify any of our directors and officers.  The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests.  In a criminal action, the director or officer must not have had reasonable cause to believe his/her conduct was unlawful.

Under applicable sections of the Nevada Revised Statutes, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined the officer or director did not meet the standards.

Our bylaws include an indemnification provision under which we must indemnify any of our directors or officers, or any of our former directors or officers, to the full extent permitted by law.  If Section 2115 of the California Corporations Code is applicable to us, certain laws of California relating to the indemnification of directors, officer and others also will govern.

At present, there is no pending litigation or proceeding involving any of our directors or officers for which indemnification is sought, nor are we aware of any threatened litigation that is likely to result in claims for indemnification.  We also maintain insurance policies that indemnify our directors and officers against various liabilities, including liabilities arising under the Securities Act, which may be incurred by any director or officer in his or her capacity as such.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of ours in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

Anti-Takeover Provisions of Nevada State Law

Some features of the Nevada Revised Statutes, which are further described below, may have the effect of deterring third parties from making takeover bids for control of us or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

Acquisition of Controlling Interest

The Nevada Revised Statutes contain provisions governing acquisition of a controlling interest of a Nevada corporation. These provisions provide generally that any person or entity that acquires a certain percentage of the outstanding voting shares of a Nevada corporation may be denied voting rights with respect to the acquired shares, unless certain criteria are satisfied. Our Amended and Restated Bylaws provide that these provisions will not apply to us or to any existing or future stockholder or stockholders.

Combination with Interested Stockholder

The Nevada Revised Statutes contain provisions governing the combination of a Nevada corporation that has 200 or more stockholders of record with an interested stockholder. These provisions may have the effect of delaying or making it more difficult to affect a change in control of our company.

A corporation affected by these provisions may not engage in a combination within three years after the interested stockholder acquires his, her or its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. Generally, if approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors before the person became an interested stockholder or a majority of the voting power held by disinterested stockholders, or if the consideration to be received per share by disinterested stockholders is at least equal to the highest of:

•                  the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or within three years immediately before, or in, the transaction in which he, she or it became an interested stockholder, whichever is higher;

•                  the market value per share on the date of announcement of the combination or the date the person became an interested stockholder, whichever is higher; or

•                  if higher for the holders of preferred stock, the highest liquidation value of the preferred stock, if any.

Generally, these provisions define an interested stockholder as a person who is the beneficial owner, directly or indirectly of 10% or more of the voting power of the outstanding voting shares of a corporation, and define combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an interested stockholder of assets of the corporation having:

•                  an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation;

•                  an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or

•                  representing 10% or more of the earning power or net income of the corporation.

Articles of Incorporation and Bylaws

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company and that would operate only with respect to an extraordinary corporate transaction involving our company or any of our subsidiaries, such as merger, reorganization, tender offer, sale or transfer of substantially all of its assets, or liquidation.

Transfer Agent

The transfer agent for our common stock is Nevada Agency and Transfer Company. The transfer agent’s address is 50 West Liberty Street, Suite 880, Reno, Nevada 89501.

DESCRIPTION OF THE WARRANTS

General

We may issue warrants for the purchase of our debt securities or common stock, or any combination thereof. Warrants may be issued independently or together with our debt securities or common stock and may be attached to or separate from any offered securities. The warrants may be issued under a warrant agreement that we enter into with a warrant agent, all as shall be set forth in a prospectus supplement relating to the particular series of warrants being offered pursuant to this prospectus and such prospectus supplement.  This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Debt warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

•                  the title of the debt warrants;

•                  the offering price for the debt warrants, if any;

•                  the aggregate number of the debt warrants;

•                  the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

•                  if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

•                  the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•                  the dates on which the right to exercise the debt warrants will commence and expire;

•                  if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

•                  whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•                  information with respect to book-entry procedures, if any; the currency or currency units in which the offering price, if any, and the exercise price are payable;

•                  if applicable, a discussion of material U.S. federal income tax considerations;

•                  the antidilution provisions of the debt warrants, if any;

•                  the redemption or call provisions, if any, applicable to the debt warrants;

•                  any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•                  any additional terms of the debt warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity warrants

The prospectus supplement relating to a particular series of warrants to purchase our common stock will describe the terms of the warrants, including the following:

•                  the title of the warrants;

•                  the offering price for the warrants, if any;

•                  the aggregate number of warrants;

•                  the designation and terms of the common stock that may be purchased upon exercise of the warrants;

•                  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•                  if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•                  the number of shares of common stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•                  the dates on which the right to exercise the warrants shall commence and expire;

•                  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•                  the currency or currency units in which the offering price, if any, and the exercise price are payable;

•                  if applicable, a discussion of material U.S. federal income tax considerations;

•                  the antidilution provisions of the warrants, if any;

•                  the redemption or call provisions, if any, applicable to the warrants;

•                  any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•                  any additional terms of the warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•                  to vote, consent or receive dividends;

•                  receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•                  exercise any rights as stockholders of us.

DESCRIPTION OF THE DEBT SECURITIES

The debt securities may be either secured or unsecured and will either be our senior debt securities or our subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indenture and the subordinated indenture are called indentures in this description. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

The following is a summary of selected provisions and definitions of the indentures and debt securities to which any prospectus supplement may relate. The summary of selected provisions of the indentures and the debt securities appearing below is not complete and is subject to, and qualified entirely by reference to, all of the provisions of the applicable indenture and certificates evidencing the applicable debt securities. For additional information, you should look at the applicable indenture and the certificate evidencing the applicable debt security that is filed as an exhibit to the registration statement that includes the prospectus. In this description of the debt securities, the words “OncoSec,” “we,” “us,” or “our” refer only to OncoSec Medical Incorporated and not to any of our subsidiaries, unless we expressly state or the context otherwise requires.

The following description sets forth selected general terms and provisions of the applicable indenture and debt securities to which any prospectus supplement may relate. Other specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement.

General

Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.

We are not limited as to the amount of debt securities we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series.

The prospectus supplement relating to a particular series of debt securities will set forth:

•                  whether the debt securities are senior or subordinated;

•                  the offering price;

•                  the title;

•                  any limit on the aggregate principal amount;

•                  the person who shall be entitled to receive interest, if other than the record holder on the record date;

•                  the date or dates the principal will be payable;

•                  the interest rate or rates, which may be fixed or variable, if any, the date from which interest will accrue, the interest payment dates and the regular record dates, or the method for calculating the dates and rates;

•                  the place where payments may be made;

•                  any mandatory or optional redemption provisions or sinking fund provisions and any applicable redemption or purchase prices associated with these provisions;

•                  if issued other than in denominations of U.S. $1,000 or any multiple of U.S. $1,000, the denominations in which the debt securities shall be issuable;

•                  if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

•                  if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or a holder may elect payment to be made in a different currency;

•                  the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

•                  if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount or method for determining the amount which will be deemed to be the principal amount;

•                  if applicable, whether the debt securities shall be subject to the defeasance provisions described below under “Satisfaction and discharge; defeasance” or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

•                  any conversion or exchange provisions;

•                  whether the debt securities will be issuable in the form of a global security;

•                  any subordination provisions applicable to the subordinated debt securities if different from those described below under “Subordinated debt securities;”

•                  any paying agents, authenticating agents, security registrars or other agents for the debt securities, if other than the trustee;

•                  any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted;

•                  any deletions of, or changes or additions to, the events of default, acceleration provisions or covenants;

•                  any provisions relating to guaranties for the securities and any circumstances under which there may be additional obligors; and

•                  any other specific terms of such debt securities.

Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at time of issuance is below market rates. The U.S. federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.

Exchange and transfer

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any partial redemption of debt securities of any series, we will not be required to:

•                  issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

•                  register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

We will appoint the trustee as the initial security registrar. Any transfer agent, in addition to the security registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•                  be registered in the name of a depositary, or its nominee, that we will identify in a prospectus supplement;

•                  be deposited with the depositary or nominee or custodian; and

•                  bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•                  the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

•                  an event of default is continuing with respect to the debt securities of the applicable series; or

•                  any other circumstance described in a prospectus supplement has occurred permitting or requiring the issuance of any such security.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indentures. Except in the above limited circumstances, owners of beneficial interests in a global security will not be:

•                  entitled to have the debt securities registered in their names;

•                  entitled to physical delivery of certificated debt securities; or

•                  considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither any trustee nor we will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and paying agents

Unless otherwise indicated in a prospectus supplement, the provisions described in this paragraph will apply to the debt securities. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The trustee will be designated as our initial paying agent.

We may also name any other paying agents in a prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security that remain unclaimed for a period ending the earlier of:

•                  10 business days prior to the date the money would be turned over to the applicable state; or

•                  at the end of two years after such payment was due,

will be repaid to us thereafter. The holder may look only to us for such payment.

No protection in the event of a change of control

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction, whether or not such transaction results in a change in control.

Covenants

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any financial or restrictive covenants.

Consolidation, merger and sale of assets

Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, we may not consolidate with or merge into any other person (other than a subsidiary of us), in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person (other than a subsidiary of us), unless:

•                  the successor entity, if any, is a U.S. corporation, limited liability company, partnership, trust or other business entity;

•                  the successor entity assumes our obligations on the debt securities and under the indentures;

•                  immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•                  certain other conditions specified in the indenture are met.

Events of default

Unless we indicate otherwise in a prospectus supplement, the following will be events of default for any series of debt securities under the indentures:

(1)         we fail to pay principal of or any premium on any debt security of that series when due;

(2)         we fail to pay any interest on any debt security of that series for 60 days after it becomes due;

(3)         we fail to deposit any sinking fund payment when due;

(4)         we fail to perform any other covenant in the indenture and such failure continues for 90 days after we are given the notice required in the indentures; and

(5)         certain events involving our bankruptcy, insolvency or reorganization.

Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

The trustee may withhold notice to the holders of any default, except defaults in the payment of principal, premium, if any, interest, any sinking fund installment on, or with respect to any conversion right of, the debt securities of such series. However, the trustee must consider it to be in the interest of the holders of the debt securities of such series to withhold this notice.

Unless we indicate otherwise in a prospectus supplement, if an event of default, other than an event of default described in clause (5) above, shall occur and be continuing with respect to any series of debt securities, either the trustee or the holders of at least a 25 percent in aggregate principal amount of the outstanding securities of that series may declare the principal amount and premium, if any, of the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, to be due and payable immediately.

Unless we indicate otherwise in a prospectus supplement, if an event of default described in clause (5) above shall occur, the principal amount and premium, if any, of all the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, will automatically become immediately due and payable. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated debt securities.”

Notwithstanding the foregoing, each indenture will provide that we may, at our option, elect that the sole remedy for an event of default relating to our failure to comply with our obligations described under the section entitled “Reports” below or our failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act will for the first 180 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the relevant series of debt securities at an annual rate equal to (i) 0.25% of the principal amount of such series of debt securities for the first 90 days after the occurrence of such event of default and (ii) 0.50% of the principal amount of such series of debt securities from the 91st day to, and including, the 180th day after the occurrence of such event of default, which we call “additional interest.” If we so elect, the additional interest will accrue on all outstanding debt securities from and including the date on which such event of default first occurs until such violation is cured or waived and shall be payable on each relevant interest payment date to holders of record on the regular record date immediately preceding the interest payment date. On the 181st day after such event of default (if such violation is not cured or waived prior to such 181st day), the debt securities will be subject to acceleration as provided above. In the event we do not elect to pay additional interest upon any such event of default in accordance with this paragraph, the debt securities will be subject to acceleration as provided above.

In order to elect to pay the additional interest as the sole remedy during the first 180 days after the occurrence of any event of default relating to the failure to comply with the reporting obligations in accordance with the preceding paragraph, we must notify all holders of debt securities and the trustee and paying agent of such election prior to the close of business on the first business day following the date on which such event of default occurs. Upon our failure to timely give such notice or pay the additional interest, the debt securities will be immediately subject to acceleration as provided above.

After acceleration, the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts or interest, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder of debt securities of any series will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

(1)         the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2)         the holders of at least 25 percent in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3)         the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security (if the debt security is convertible) without following the procedures listed in (1) through (3) above.

We will furnish the trustee an annual statement from our officers as to whether or not we are in default in the performance of the conditions and covenants under the indenture and, if so, specifying all known defaults.

Modification and waiver

Unless we indicate otherwise in a prospectus supplement, the applicable trustee and we may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

We may also make modifications and amendments to the indentures for the benefit of holders without their consent, for certain purposes including, but not limited to:

•                  providing for our successor to assume the covenants under the indenture;

•                  adding covenants or events of default;

•                  making certain changes to facilitate the issuance of the securities;

•                  securing the securities;

•                  providing for a successor trustee or additional trustees;

•                  curing any ambiguities or inconsistencies;

•                  providing for guaranties of, or additional obligors on, the securities;

•                  permitting or facilitating the defeasance and discharge of the securities; and

•                  other changes specified in the indenture.

However, neither the trustee nor we may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

•                  change the stated maturity of any debt security;

•                  reduce the principal, premium, if any, or interest on any debt security or any amount payable upon redemption or repurchase, whether at our option or the option of any holder, or reduce the amount of any sinking fund payments;

•                  reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

•                  change the place of payment or the currency in which any debt security is payable;

•                  impair the right to enforce any payment after the stated maturity or redemption date;

•                  if subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders;

•                  adversely affect the right to convert any debt security if the debt security is a convertible debt security; or

•                  change the provisions in the indenture that relate to modifying or amending the indenture.

Satisfaction and discharge; defeasance

We may be discharged from our obligations on the debt securities, subject to limited exceptions, of any series that have matured or will mature or be redeemed within one year if we deposit enough money with the trustee to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Each indenture contains a provision that permits us to elect either or both of the following:

•                  we may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

•                  we may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

To make either of the above elections, we must irrevocably deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations or, in the case of debt securities denominated in a currency other than U.S. dollars, cash in the currency in which such series of securities is denominated and/or foreign government obligations. As a condition to either of the above elections, for debt securities denominated in U.S. dollars we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the action.

With respect to debt securities of any series that are denominated in a currency other than United States dollars, “foreign government obligations” means:

•                  direct obligations of the government that issued or caused to be issued the currency in which such securities are denominated and for the payment of which obligations its full faith and credit is pledged, or, with respect to debt securities of any series which are denominated in Euros, direct obligations of certain members of the European Union for the payment of which obligations the full faith and credit of such members is pledged, which in each case are not callable or redeemable at the option of the issuer thereof; or

•                  obligations of a person controlled or supervised by or acting as an agency or instrumentality of a government described in the bullet above the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which are not callable or redeemable at the option of the issuer thereof.

Reports

The indentures provide that any reports or documents that we file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act will be filed with the trustee within 15 days after the same is filed with the SEC. Documents filed by us with the SEC via the EDGAR system will be deemed filed with the trustee as of the time such documents are filed with the SEC.

Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing law

The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York.

No personal liability of directors, officers, employees and stockholders

No incorporator, stockholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness under the debt securities, the indentures or supplemental indentures. The indentures provide that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indentures and the issuance of the debt securities.

Regarding the trustee

The indentures limit the right of the trustee, should it become our creditor, to obtain payment of claims or secure its claims.

The trustee will be permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

Subordinated debt securities

The following provisions will be applicable with respect to each series of subordinated debt securities, unless otherwise stated in the prospectus supplement relating to that series of subordinated debt securities.

The indebtedness evidenced by the subordinated debt securities of any series is subordinated, to the extent provided in the subordinated indenture and the applicable prospectus supplement, to the prior payment in full, in cash or other payment satisfactory to the holders of senior debt, of all senior debt, including any senior debt securities.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, marshalling of assets, assignment for the benefit of creditors, or in bankruptcy, insolvency, receivership or other similar proceedings, payments on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt.

In the event of any acceleration of the subordinated debt securities of any series because of an event of default with respect to the subordinated debt securities of that series, holders of any senior debt would be entitled to payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt before the holders of subordinated debt securities are entitled to receive any payment or distribution.

In addition, the subordinated debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, including trade payables and lease obligations. This occurs because our right to receive any assets of our subsidiaries upon their liquidation or reorganization, and your right to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors, except to the extent that we are recognized as a creditor of such subsidiary. If we are recognized as a creditor of that subsidiary, our claims would still be subordinate to any security interest in the assets of the subsidiary and any indebtedness of the subsidiary senior to us.

We are required to promptly notify holders of senior debt or their representatives under the subordinated indenture if payment of the subordinated debt securities is accelerated because of an event of default.

Under the subordinated indenture, we may also not make payment on the subordinated debt securities if:

•                  a default in our obligations to pay principal, premium, if any, interest or other amounts on our senior debt occurs and the default continues beyond any applicable grace period, which we refer to as a payment default; or

•                  any other default occurs and is continuing with respect to designated senior debt that permits holders of designated senior debt to accelerate its maturity, which we refer to as a non-payment default, and the trustee receives a payment blockage notice from us or some other person permitted to give the notice under the subordinated indenture.

We will resume payments on the subordinated debt securities:

•                  in case of a payment default, when the default is cured or waived or ceases to exist, and

•                  in case of a nonpayment default, the earlier of when the default is cured or waived or ceases to exist or 179 days after the receipt of the payment blockage notice.

No new payment blockage period may commence on the basis of a nonpayment default unless 365 days have elapsed from the effectiveness of the immediately prior payment blockage notice. No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee shall be the basis for a subsequent payment blockage notice.

As a result of these subordination provisions, in the event of our bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors. The subordination provisions will not prevent the occurrence of any event of default under the subordinated indenture.

The subordination provisions will not apply to payments from money or government obligations held in trust by the trustee for the payment of principal, interest and premium, if any, on subordinated debt securities pursuant to the provisions described under the section entitled “Satisfaction and discharge; defeasance,” if the subordination provisions were not violated at the time the money or government obligations were deposited into trust.

If the trustee or any holder receives any payment that should not have been made to them in contravention of subordination provisions before all senior debt is paid in full in cash or other payment satisfactory to holders of senior debt, then such payment will be held in trust for the holders of senior debt.

Senior debt securities will constitute senior debt under the subordinated indenture.

Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.

Definitions

“Designated senior debt” means our obligations under any particular senior debt in which the instrument creating or evidencing the same or the assumption or guarantee thereof, or related agreements or documents to which we are a party, expressly provides that such indebtedness shall be designated senior debt for purposes of the subordinated indenture. The instrument, agreement or other document evidencing any designated senior debt may place limitations and conditions on the right of such senior debt to exercise the rights of designated senior debt.

“Indebtedness” means the following, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of the indenture for such series of securities or thereafter created, incurred or assumed:

•                  our indebtedness evidenced by a credit or loan agreement, note, bond, debenture or other written obligation;

•                  all of our obligations for money borrowed;

•                  all of our obligations evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind;

•                  our obligations:

•                  as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, or

•                  as lessee under leases for facilities, capital equipment or related assets, whether or not capitalized, entered into or leased for financing purposes;

•                  all of our obligations under interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts or similar agreements or arrangements;

•                  all of our obligations with respect to letters of credit, bankers’ acceptances and similar facilities, including reimbursement obligations with respect to the foregoing;

•                  all of our obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business;

•                  all obligations of the type referred to in the above clauses of another person, the payment of which, in either case, we have assumed or guaranteed, for which we are responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, or which are secured by a lien on our property; and

•                  renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in the above clauses of this definition.

“Senior debt” means the principal of, premium, if any, and interest, including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding, and rent payable on or in connection with, and all fees and other amounts payable in connection with, our indebtedness. However, senior debt shall not include:

•                  any debt or obligation if its terms or the terms of the instrument under which or pursuant to which it is issued expressly provide that it shall not be senior in right of payment to the subordinated debt securities or expressly provide that such indebtedness is on the same basis or “junior” to the subordinated debt securities; or

•                  debt to any of our subsidiaries, a majority of the voting stock of which is owned, directly or indirectly, by us.

“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more or our other subsidiaries or by a combination of us and our other subsidiaries. For purposes of this definition, “voting stock” means stock or other similar interests which ordinarily has or have voting power for the election of directors, or persons performing similar functions, whether at all times or only so long as no senior class of stock or other interests has or have such voting power by reason of any contingency.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

•                  the terms of the offering;

•                  the names of any underwriters or agents;

•                  the name or names of any managing underwriter or underwriters;

•                  the purchase price of the securities;

•                  the net proceeds from the sale of the securities;

•                  any delayed delivery arrangements;

•                  any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•                  any initial public offering price;

•                  any discounts or concessions allowed or reallowed or paid to dealers; and

•                  any commissions paid to agents.

Sale through underwriters or dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct sales and sales through agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Underwriter, dealer or agent discounts and commissions

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions, or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. Each prospectus supplement will identify any such underwriter, dealer or agent, and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. The maximum commission or discount to be received by any underwriter, dealer or agent will not be greater than eight percent (8%) of the maximum gross proceeds of the securities that may be sold under this prospectus.

Delayed delivery contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market making, stabilization and other transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative transactions and hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities being offered pursuant to this prospectus will be passed upon by McDonald Carano Wilson LLP, Reno, Nevada, and Morrison & Foerster LLP, San Diego, California. Any underwriters will be advised about legal matters relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements of OncoSec Medical Incorporated, a development stage company, appearing in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2013, filed with the SEC on September 27, 2013, have been audited by Mayer Hoffman McCann P.C., an independent registered public accounting firm, as stated in its report therein, and are incorporated by reference.  Such audited consolidated financial statements are incorporated hereby by reference in reliance upon such report of such firm given upon its authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it. This means that we can disclose important information to you in this prospectus by referring you to another document.  The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•                  our Annual Report on Form 10-K for the fiscal year ended July 31, 2013 filed with the SEC on September 27, 2013;

•                  our Quarterly Reports on Form 10-Q for the quarters ended October 31, 2013 and January 31, 2014 and filed with the SEC on December 16, 2013 and March 14, 2014, respectively;

•                  our Current Reports on Form 8-K filed with the SEC on September 19, 2013, December 17, 2013 and March 13, 2014; and

•                  the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on March 31, 2011, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference into those documents.  Such written requests should be addressed to:

OncoSec Medical Incorporated

9810 Summers Ridge Road, Suite 110

San Diego, California 92121

Attention: Investor Relations

You may also make such requests by contacting us at (858) 662-6732.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available on the SEC’s web site at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our web site at http://www.oncosec.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document.